Exhibit 99.1

Cadre Holdings Reports Third Quarter 2024 Financial Results

Favorable Market Trends Continue to Drive Strong Demand for Cadre’s Mission Critical Safety Equipment

JACKSONVILLE, Fla., November 6, 2024 – Cadre Holdings, Inc. (NYSE: CDRE) (“Cadre” or “Company”), a global leader in the manufacturing and distribution of safety equipment and other related products for the law enforcement, first responder, military and nuclear markets, announced today its consolidated operating results for the three and nine months ended September 30, 2024.

●	Net sales of $109.4 million for the third quarter; net sales of $391.6 million for the nine months ended September 30, 2024.
●	Gross profit margin of 36.6% for the third quarter; gross profit margin of 39.9% for the nine months ended September 30, 2024.
●	Net income of $3.7 million, or $0.09 per diluted share, for the third quarter; net income of $23.2 million, or $0.58 per diluted share, for the nine months ended September 30, 2024.
●	Adjusted EBITDA of $13.5 million for the third quarter; Adjusted EBITDA of $66.3 million for the nine months ended September 30, 2024.
●	Adjusted EBITDA margin of 12.4% for the third quarter; Adjusted EBITDA margin of 16.9% for the nine months ended September 30, 2024.
●	Declared quarterly cash dividend of $0.0875 per share in October 2024.

“During the third quarter we continued to see strong and recurring demand for Cadre’s best-in-class, mission-critical safety equipment,” said Warren Kanders, CEO and Chairman. “While events unrelated to business macros have impacted our short-term financial performance, we’ve been pleased with the teams’ overall progress and execution leveraging the Cadre operating model to drive constant organizational improvement and create greater value for customers and shareholders. Cadre continues to benefit from an innovative product offering, premium brands, and leading positions across our law enforcement, first responder, military and nuclear markets, supported by outstanding leadership.”

Mr. Kanders added, “Cadre’s resilience through cycles is a primary strength of our business, highlighted by the Company’s track record of consistent and stable growth regardless of economic, political or geopolitical conditions. We remain focused on taking advantage of the favorable industry trends fueling strong global demand for our highly engineered safety products. With a robust M&A pipeline, we continue to diligently evaluate potential transactions to add complementary businesses with strong margins, leading and defensible market positions, and recurring revenue profiles. We are confident in Cadre's forward outlook and believe we are ideally positioned to further expand our platforms and enhance our market leadership positions.”

Third Quarter and Nine-Month 2024 Operating Results

For the quarter ended September 30, 2024, Cadre generated net sales of $109.4 million, as compared to $125.1 million for the quarter ended September 30, 2023. This was primarily a result of the cybersecurity incident that Cadre reported in July 2024 and a subsequent, negligible cybersecurity incident that occurred in September 2024. Each of these incidents led the Company to take certain containment and mitigation measures out of an abundance of caution, resulting in temporary interruptions or disruptions of normal business operations for select business units, which temporarily impacted the Company’s production and order fulfillment activities.

For the nine months ended September 30, 2024, Cadre generated net sales of $391.6 million, as compared to $357.9 million for the nine months ended September 30, 2023, primarily as a result of recent acquisitions and higher demand for armor and duty gear products, partially offset by the cybersecurity incidents.

For the quarter ended September 30, 2024, Cadre generated gross profit of $40.0 million, as compared to $53.6 million for the quarter ended September 30, 2023. For the nine months ended September 30, 2024, Cadre generated gross profit of $156.3 million, as compared to $151.0 million for the prior year period.

Gross profit margin was 36.6% for the quarter ended September 30, 2024, as compared to 42.8% for the quarter ended September 30, 2023, mainly driven by lower productivity in the Product segment due to the cybersecurity incidents and the amortization of inventory step up adjustments related to 2024 acquisitions, as well as unfavorable mix in the Distribution segment. Gross profit margin was 39.9% for the nine months ended September 30, 2024, as compared to 42.2% for the prior year period.

Net income was $3.7 million for the quarter ended September 30, 2024, as compared to net income of $11.1 million for the quarter ended September 30, 2023. The decrease resulted primarily from reduced gross profit driven by lower productivity and lower revenue due to the cybersecurity incidents.

Net income was $23.2 million for the nine months ended September 30, 2024, as compared to net income of $29.0 million for the prior year period, primarily as a result of an increase in gross profit driven by recent acquisitions, offset by an increase in selling, general and administrative expenses.

Cadre generated $13.5 million of Adjusted EBITDA for the quarter ended September 30, 2024, as compared to $23.7 million for the quarter ended September 30, 2023. Adjusted EBITDA margin was 12.4% for the quarter ended September 30, 2024, as compared to 19.0% for the prior year period.

Cadre generated $66.3 million of Adjusted EBITDA for the nine months ended September 30, 2024, as compared to $65.1 million for the prior period. Adjusted EBITDA margin was 16.9% for the nine months ended September 30, 2023, as compared to 18.2% for the prior year period.

Product segment gross margin was 37.4% and 40.7% for the third quarter and first nine months of 2024, respectively, compared to 44.3% and 43.9% for the prior year periods.

Distribution segment gross margin was 21.9% and 22.9% for the third quarter and first nine months of 2024, respectively, compared to 22.7% and 23.3% for the prior year periods.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents increased by $5.3 million from $87.7 million as of December 31, 2023 to $93.0 million as of September 30, 2024.
●	Total debt increased by $68.0 million from $140.1 million as of December 31, 2023 to $208.1 million as of September 30, 2024.
●	Net debt (total debt net of cash and cash equivalents) increased by $62.7 million from $52.4 million as of December 31, 2023 to $115.1 million as of September 30, 2024.
●	Capital expenditures totaled $1.1 million for the third quarter and $4.5 million for the nine months ended September 30, 2024, compared with $1.8 million for the third quarter and $4.3 million for the nine months ended September 30, 2023.

Dividend

On October 22, 2024, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.0875 per share, or $0.35 per share on an annualized basis. Cadre's dividend payment will be made on November 15, 2024 to shareholders of record as of the close of business on the record date of November 1, 2024. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

2024 Outlook

Following the July cybersecurity incident and subsequent incident that occurred in September 2024, Cadre has implemented a number of countermeasures to improve the Company’s infrastructure and will continue implementing additional countermeasures to protect its systems and data. Cadre has engaged a number of outside experts to assist in this effort. The Company believes it has contained the threat posed by the cybersecurity incidents and their associated risks and has resumed all affected business operations. The incidents caused Cadre to limit production to a greater extent than was originally forecasted in a number of its facilities during the investigation and remediation periods. As a result, the Company has modified its full year guidance for 2024 and now expects to generate net sales in the range of $560 million to $571 million and Adjusted EBITDA in the range of $101 million and $107 million. We expect capital expenditures to be in the range of $6 million to $8 million.

Conference Call

Management will host a conference call on Wednesday, November 6, 2024, at 5:00 p.m. EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (800)-715-9871 and the dial-in number for international callers is 646-307-1963. The access code for all callers is 3272793. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through November 20, 2024. To access the replay, please dial 800-770-2030 in the U.S. or +1-609-800-9909 if outside the U.S., and then enter the access code 3272793.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety products. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, duty gear and nuclear safety products. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin and (iv) last twelve months adjusted EBITDA. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measure Adjusted EBITDA for the fiscal year 2024 to net income for the fiscal year 2024, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not Adjusted EBITDA. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, potential legal, reputational, operational and financial effects on the Company resulting from the cybersecurity incident that the Company reported in July 2024 and/or future cybersecurity incidents on the Company’s business, operations and financial results as well as the effectiveness of the Company’s response and mitigation efforts to any such cybersecurity incidents, as well as those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$92,989	$87,691
Accounts receivable, net of allowance for doubtful accounts of $1,317 and $635, respectively	69,432	58,360
Inventories	99,583	80,976
Prepaid expenses	15,603	11,930
Other current assets	8,305	6,886
Total current assets	285,912	245,843
Property and equipment, net of accumulated depreciation and amortization of $53,098 and $50,968, respectively	46,221	44,647
Operating lease assets	16,922	6,554
Deferred tax assets, net	3,870	4,004
Intangible assets, net	111,024	43,472
Goodwill	148,944	81,667
Other assets	3,722	4,992
Total assets	$616,615	$431,179

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$27,565	$28,418
Accrued liabilities	47,241	44,524
Income tax payable	7,141	9,944
Current portion of long-term debt	13,134	12,320
Total current liabilities	95,081	95,206
Long-term debt	194,949	127,812
Long-term operating lease liabilities	12,032	3,186
Deferred tax liabilities	8,782	4,843
Other liabilities	5,490	2,970
Total liabilities	316,334	234,017

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of September 30, 2024 and December 31, 2023)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 40,607,988 and 37,587,436 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	4	4
Additional paid-in capital	304,707	212,630
Accumulated other comprehensive (loss) income	(1,079)	634
Accumulated deficit	(3,351)	(16,106)
Total shareholders’ equity	300,281	197,162
Total liabilities, mezzanine equity and shareholders' equity	$616,615	$431,179

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$109,408	$125,114	$391,577	$357,949
Cost of goods sold	69,392	71,511	235,283	206,981
Gross profit	40,016	53,603	156,294	150,968
Operating expenses
Selling, general and administrative	33,981	36,314	113,277	105,615
Restructuring and transaction costs	515	439	3,621	1,132
Related party expense	94	116	2,038	379
Total operating expenses	34,590	36,869	118,936	107,126
Operating income	5,426	16,734	37,358	43,842
Other expense
Interest expense	(1,991)	(1,073)	(5,631)	(3,727)
Other income (expense), net	1,555	(315)	(225)	395
Total other expense, net	(436)	(1,388)	(5,856)	(3,332)
Income before provision for income taxes	4,990	15,346	31,502	40,510
Provision for income taxes	(1,335)	(4,293)	(8,352)	(11,463)
Net income	$3,655	$11,053	$23,150	$29,047

Net income per share:
Basic	$0.09	$0.29	$0.58	$0.77
Diluted	$0.09	$0.29	$0.58	$0.77
Weighted average shares outstanding:
Basic	40,607,988	37,586,031	39,723,702	37,515,976
Diluted	40,949,461	37,930,888	40,118,729	37,830,790

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2024	2023
Cash Flows From Operating Activities:
Net income	$23,150	$29,047
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,325	12,385
Amortization of original issue discount and debt issue costs	787	359
Amortization of inventory step-up	3,851	—
Deferred income taxes	(11,627)	1,317
Stock-based compensation	6,255	7,060
Remeasurement of contingent consideration	685	—
Provision for losses on accounts receivable	757	37
Foreign exchange gain	(788)	(243)
Other loss (gain)	355	(394)
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	162	3,429
Inventories	(2,589)	(12,229)
Prepaid expenses and other assets	(4,161)	(3,131)
Accounts payable and other liabilities	(21,096)	8,623
Net cash provided by operating activities	8,066	46,260
Cash Flows From Investing Activities:
Purchase of property and equipment	(4,381)	(4,248)
Proceeds from disposition of property and equipment	74	206
Business acquisitions, net of cash acquired	(141,813)	—
Net cash used in investing activities	(146,120)	(4,042)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	5,500	—
Principal payments on revolving credit facilities	(5,500)	—
Proceeds from term loans	80,000	—
Principal payments on term loans	(9,562)	(7,500)
Proceeds from insurance premium financing	—	3,949
Principal payments on insurance premium financing	(2,187)	(2,909)
Payments for debt issuance costs	(844)	—
Taxes paid in connection with employee stock transactions	(5,311)	(2,725)
Proceeds from secondary offering, net of underwriter discounts	91,776	—
Deferred offering costs	(683)	—
Dividends distributed	(10,395)	(8,999)
Other	37	—
Net cash provided by (used in) financing activities	142,831	(18,184)
Effect of foreign exchange rates on cash and cash equivalents	521	92
Change in cash and cash equivalents	5,298	24,126
Cash and cash equivalents, beginning of period	87,691	45,286
Cash and cash equivalents, end of period	$92,989	$69,412
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$22,761	$7,923
Cash paid for interest	$10,523	$7,389
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$112	$24

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended September 30, 2024
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$96,493	$17,836	$(4,921)	$109,408
Cost of goods sold	60,386	13,936	(4,930)	69,392
Gross profit	$36,107	$3,900	$9	$40,016

	Three Months Ended September 30, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$108,495	$24,208	$(7,589)	$125,114
Cost of goods sold	60,380	18,724	(7,593)	71,511
Gross profit	$48,115	$5,484	$4	$53,603

	Nine Months Ended September 30, 2024
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$343,711	$71,615	$(23,749)	$391,577
Cost of goods sold	203,771	$55,216	$(23,704)	235,283
Gross profit	$139,940	$16,399	$(45)	$156,294

	Nine Months Ended September 30, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$305,057	$74,594	$(21,702)	$357,949
Cost of goods sold	171,204	57,200	(21,423)	206,981
Gross profit	$133,853	$17,394	$(279)	$150,968

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months Ended		Nine Months Ended		Last Twelve
	December 31,	September 30,		September 30,		Months
	2023	2024	2023	2024	2023	September 30, 2024
Net income	$38,641	$3,655	$11,053	$23,150	$29,047	$32,744
Add back:
Depreciation and amortization	15,737	3,763	4,165	12,325	12,385	15,677
Interest expense	4,531	1,991	1,073	5,631	3,727	6,435
Provision for income taxes	14,283	1,335	4,293	8,352	11,463	11,172
EBITDA	$73,192	$10,744	$20,584	$49,458	$56,622	$66,028
Add back:
Restructuring and transaction costs(1)	3,192	515	439	5,371	1,132	7,431
Other general income(2)	(92)	—	—	—	—	(92)
Other (income) expense, net(3)	(936)	(1,555)	315	225	(395)	(316)
Stock-based compensation expense(4)	9,368	2,104	2,208	6,255	7,060	8,563
Stock-based compensation payroll tax expense(5)	234	—	—	441	220	455
LTIP bonus(6)	860	—	185	49	489	420
Amortization of inventory step-up(7)	—	1,541	—	3,851	—	3,851
Contingent consideration expense(8)	—	176	—	685	—	685
Adjusted EBITDA	$85,818	$13,525	$23,731	$66,335	$65,128	$87,025
Adjusted EBITDA margin(9)	16.5%	12.4%	19.0%	16.9%	18.2%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statement of operations, which primarily includes transaction costs composed of legal and consulting fees. In addition, this line item reflects a $1.0 million transaction fee payable to Kanders & Company, Inc. for services related to the acquisition of ICOR that was accrued for during the year ended December 31, 2023 and a $1.8 million transaction fee paid to Kanders & Company, Inc. for services related to the acquisition of Alpha Safety for the nine months ended September 30, 2024, which are included in related party expense in the Company’s consolidated statements of operations. Kanders & Company, Inc. is a company controlled by Warren B. Kanders, our Chairman of the Board and Chief Executive Officer.
(2)	Reflects gains from long-lived asset sales.
(3)	Reflects the “Other income (expense), net” line item on our consolidated statements of operations and primarily includes gains and losses due to fluctuations in foreign currency exchange rates.
(4)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(5)	Reflects payroll taxes associated with vested stock-based compensation awards.
(6)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(7)	Reflects amortization expense related to the step-up inventory adjustment recorded as a result of our recent acquisitions.
(8)	Reflects contingent consideration expense related to the acquisition of ICOR.
(9)	Reflects Adjusted EBITDA / Net sales for the relevant periods.